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                                  EXHIBIT 23.1


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Studio Plus Hotels, Inc. on Form S-8 (File No. 333-09907 and 333-09923) of our report dated February 4, 1997, on our audits of the consolidated financial statements of Studio Plus Hotels, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




   /s/ COOPERS & LYBRAND L.L.P.
--------------------------------

Coopers & Lybrand L.L.P.

Cincinnati, Ohio

March 4, 1997





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